         [IF THIS IS A GLOBAL SECURITY, INSERT - UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO NORTHWEST AIRLINES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

         [IF THIS IS A GLOBAL SECURITY, INSERT - TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE THEREOF OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR SUCH SUCCESSOR'S NOMINEE, UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM AND TRANSFERS IN PART OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.]

         [IF THE SECURITY IS AN ORIGINAL ISSUE DISCOUNT SECURITY, INSERT - FOR PURPOSES OF PROPOSED REGULATIONS UNDER SECTIONS 1271 THROUGH 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE ISSUE DATE OF THIS SECURITY IS ________; THIS SECURITY HAS BEEN ISSUED WITH $________ OF ORIGINAL ISSUE DISCOUNT PER $1,000 PRINCIPAL AMOUNT; THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT ALLOCABLE TO THE PERIOD FROM THE ISSUED DATE TO _____________ IS $________; AND THE YIELD TO MATURITY IS ___________%. [If the Security has a short first period, insert - THE METHOD USED TO DETERMINE THE YIELD TO MATURITY WAS THE [EXACT] [APPROXIMATE] METHOD.]]

Registered                                                 Principal Amount:
No.                                                               CUSIP No.:

                               NORTHWEST AIRLINES, INC.

                      [Insert Designation of Senior Debt Series]

                        GUARANTEED AS TO PAYMENT OF PRINCIPAL,
                           PREMIUM, IF ANY, AND INTEREST BY
                            NORTHWEST AIRLINES CORPORATION

         NORTHWEST AIRLINES, INC., a corporation duly organized and existing under the laws of the State of Minnesota (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received,
hereby promises to pay to __________, or registered assigns, the principal sum of _______________________________ ($___________) on [IF THE SECURITY IS TO
 BEAR INTEREST PRIOR TO MATURITY, INSERT -, and to pay interest thereon] [[INSERT AS APPLICABLE - annually OR semi-annually OR quarterly] on [INSERT APPROPRIATE INTEREST PAYMENT DATES] (each an "Interest Payment Date") in each year, commencing [INSERT - at the rate of _______% per annum - OR, IF APPLICABLE, INSERT THE METHOD FOR DETERMINING THE ADJUSTABLE, FLOATING OR OTHER FORM OF VARIABLE INTEREST RATE BORNE BY THE SECURITIES] until the principal hereof is paid or made available for payment [IF APPLICABLE, INSERT - , and (to the extent that the payment of such interest shall be legally enforceable) at the rate of _____% per annum on any overdue principal and premium, if any, and on any overdue installment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be the [INSERT APPLICABLE DATES] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         [IF THE SECURITY IS NOT TO BEAR INTEREST PRIOR TO MATURITY, INSERT - The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at maturity and in such case the overdue principal of this Security shall bear interest at the rate of _____% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand.
Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of _% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

         Payment of the principal of (and premium, if any) and [IF APPLICABLE, INSERT - ANY SUCH] interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York [INSERT - and ADDITIONAL PLACES OF PAYMENT], [INSERT - THE CURRENCY OR CURRENCIES OF PAYMENT] [IF THIS SECURITY IS NOT A GLOBAL SECURITY, INSERT -; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or by wire transfer to an account located in the United States designated by the Holder]. [If this Security is a Global Security, insert applicable form of payment].

         [IF THE SECURITY IS AN EXTENDIBLE SECURITY, OR IF THE SECURITY IS REPAYABLE AT THE OPTION OF THE HOLDER, INSERT - The Securities of this series are subject to repayment on [INSERT PROVISIONS WITH RESPECT TO REPAYMENT DATE OR DATES] at the option of the holders thereof exercisable on or before the __________, but not prior to the ________ preceding such _________ at a repayment price equal to the principal amount thereof to be repaid, together with interest payable thereon to the repayment date, as described on the reverse side hereof.]

         As provided in the Indenture (as defined below) and subject to certain limitations set forth therein, the obligation of the Company to pay principal of, and interest on, this Security is unconditionally guaranteed on an unsecured basis pursuant to the Guarantee (the "Guarantee") of Northwest Airlines Corporation (the "Guarantor"). The Indenture provides that the Guarantor shall be released from the Guarantee and that the holder hereof shall have no further claim against the Guarantor upon compliance with certain conditions.

         This Security is one of a duly authorized series of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an indenture, dated as of March 1, 1997 (herein called the "Indenture"), between the Company, Northwest Airlines Corporation and State Street Bank and Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [IF APPLICABLE, INSERT - limited (except as provided in the Indenture) in aggregate principal amount to ____________]. The separate series of Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking funds (if any), may be subject to different covenants and Events of Default (as defined in the Indenture) and may otherwise vary as in the Indenture provided. The Indenture further provides that the Securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates.

         [IF APPLICABLE, INSERT - The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, [[IF APPLICABLE, INSERT - (1) on __________ in any year commencing with the year __________ and ending with the year ____________ through operation of the sinking fund for this series (as more fully described in the next succeeding paragraph) at [INSERT EITHER - a redemption price equal to 100% of the principal amount of the Securities to be redeemed [if applicable, insert - plus a Make-Whole Premium, if any,] OR the redemption prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below,], and (2)]] at any time as a whole or in part, [[IF APPLICABLE, INSERT - on or after ________,]] at the election of the Company, at the [[INSERT EITHER - following redemption prices OR redemption prices for redemption otherwise than through operation of the sinking fund]] (expressed as percentages of the principal amount): if redeemed [[IF APPLICABLE, INSERT - on or before

____________, _______%, and if redeemed]] during the 12-month period beginning
____________ of the years indicated,

          Redemption Price                         [[IF APPLICABLE,
          For Redemption                           INSERT -
          [[IF APPLICABLE,                         Redemption Price
          INSERT - Through                         For Redemption
          Operation                                Otherwise Than
          of the     Year                          Through Operation
              Sinking Fund]]                                 of the
                                                   SINKING FUND]]

and thereafter at a redemption price equal to ___% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the date fixed for redemption, but interest installments becoming due on or prior to such redemption date will be payable to the holders of such Securities of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

         [IF SECURITY IS SUBJECT TO MAKE-WHOLE PREMIUM, INSERT - The amount of the Make-Whole Premium with respect to any Security (or portion thereof) to be redeemed will be equal to the excess, if any, of:

         [Describe Make-Whole Premium Calculation]

         The present values of interest and principal payments referred to [in clause ___] above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield (as defined below) plus ____ basis points.

         The Make-Whole Premium will be calculated by an independent investment banking institution of national standing appointed by the Company; provided that if the Company fails to make such appointment at least __ Business Days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make such calculation, such calculation will be made by ______________ or, if such firm is unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee (in any such case, an "INDEPENDENT INVESTMENT BANKER").

         For purposes of determining the Make-Whole Premium, "TREASURY YIELD" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Securities, calculated to the nearest 1/12th of a year (the "REMAINING TERM").

The Treasury Yield will be determined as of the third Business Day immediately preceding the applicable Redemption Date.

         The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates Release" or any successor release (the "H.15 STATISTICAL RELEASE"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields so calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the Independent Investment Banker.]

         [IF APPLICABLE, INSERT - The sinking fund for this series provides for the redemption on ______________ in each year beginning with the year ________ and ending with the year _________ of [[not less than]] $_______ [[("mandatory sinking fund payments") and not more than $_________]] aggregate principal amount of Securities of this series.] [IF APPLICABLE, INSERT - Securities of this series acquired or redeemed by the Company otherwise than through [[mandatory]] sinking fund payments may, to the extent and upon the terms provided in the Indenture, be credited against subsequent [[mandatory]] sinking fund payments otherwise required to be made.]

         [IF APPLICABLE, INSERT - Notwithstanding the foregoing, the Company may not, prior to ____________, redeem any Securities of this series as contemplated by [[Clause (2) of]] the [next] [second] preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than _____% per annum.]

         [IF APPLICABLE, INSERT - Partial redemptions must be in an amount not less than $_________ principal amount of Securities.]

         IF APPLICABLE, INSERT - In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof having the same interest rate and maturity as this Security will be issued in the name of the holder hereof upon the cancellation hereof.]

         [IF THE SECURITY IS AN EXTENDIBLE SECURITY OR IF THE SECURITY IS REMOVABLE AT THE OPTION OF THE HOLDER, INSERT - The Securities of this series are subject to repayment in whole, or in part, on ________ [[INSERT MONTH, DAY AND YEARS]], in increments of __________ or multiples in excess of _________, provided that the portion of the principal amount of any Security of this series not being repaid shall be at least ___________, at the option of the holder thereof at a repayment price equal to the principal amount thereof to be repaid, together with interest payable thereon to the repayment date. For this Security to be repaid at the option of the holder, the Company must receive at its office or agency in the Borough of Manhattan, The City of New York maintained for such purpose, on or before the [INSERT MONTH AND DAY], or, if such [INSERT MONTH AND DAY] is not a Business Day, the next succeeding Business Day, but no earlier than the [INSERT MONTH AND DAY] prior to the [INSERT MONTH AND DAY] on which the repayment price will be paid (i) this Security, with the form entitled "Option to Elect Repayment" below duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the holder of the Security, the principal amount of the Security, the amount of such Security to be repaid, a statement that the option to elect repayment is being made thereby and a guarantee that the Security to be repaid with the form entitled "Option to Elect Repayment" on the reverse thereof duly completed will be received by the Company at such office or agency no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter, and such Security and form duly completed are received by the Company by such fifth Business Day. Either form of notice duly received on or before the [INSERT MONTH AND DAY] preceding any such [INSERT MONTH AND DAY] shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Securities of this series for repayment will be determined by the Company, whose determination shall be final and binding.]

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Upon (i) payment of the amount of principal so declared due and payable, (ii) payment of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable) and (iii) the occurrence of certain other events as set forth in the Indenture, all of the Company's and the Guarantor's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company, the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (if any) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of [IF THIS SECURITY IS A GLOBAL SECURITY, INSERT -, a Security of the series of which this Security is a part] [IF THIS SECURITY IS NOT A GLOBAL SECURITY, INSERT - this Security] is registrable in the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest (if any) on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of [IF THIS SECURITY IS A GLOBAL SECURITY, INSERT - the series of which this Security is a part] [IF THIS SECURITY IS NOT A GLOBAL SECURITY, INSERT - this series] are issuable only in registered form without coupons in denominations of [$1,000] and any integral multiple [in excess thereof]. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse shall be had for the payment of the principal of, or premium, if any, or interest on, this Security, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture, any indenture supplemental thereto or the Guarantee, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, the Guarantor or of any successor corporation of either, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent, by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         [If the Security is an extendible security or if the Security is repayable at the option of the holder, insert form of option to elect repayment.]

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and its corporate seal to be hereunto affixed and attested.

                                           NORTHWEST AIRLINES, INC.



Dated:_________________________            By: _______________________________
                                           Name:
                                           Title:



Attest: ________________________
        Name:
        Title:

                       TRUSTEE'S CERTIFICATE OF AUTHENTICATION


    This is one of the Securities of a series issued under the within-mentioned Indenture.

                                 STATE STREET BANK AND TRUST COMPANY,
                                   as Trustee



                                 By: _____________________________________
                                     Name:
                                     Title:



Dated: _______________________

                               ************************

                                   TRANSFER NOTICE


    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________


(Please insert Social Security, Taxpayer Identification No. or other identifying number of Assignee)





(Please print or typewrite name and address including postal zip code of Assignee)


the within Security of NORTHWEST AIRLINES, INC. (the "COMPANY") and does hereby irrevocably constitute and appoint _______________________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated: ________________          ____________________________________
                                 (The signature must be guaranteed by an
                                 eligible institution member of the
                                 medallion signature guarantee program.)

[NOTICE: The signature of this assignment must correspond with the name as written upon the face of the within investment in every particular, without alteration or enlargement or any change whatever.]